SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 29, 2004
(Date of earliest event reported)

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50518 (Commission File Number)	11-3626383 (IRS Employer Identification No.)

9800 Richmond Avenue, Suite 680, Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 339-8900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On February 29, 2004, Franklin Bank Corp., a Delaware corporation (“Franklin”), completed the previously announced acquisition of Lost Pines Bancshares, Inc., a Texas corporation (“Lost Pines”). Pursuant to the Agreement and Plan of Merger dated as of November 13, 2003, as amended, by and among Franklin, Lost Pines and Franklin Merger Corp., a Texas corporation and a wholly owned subsidiary of Franklin (“FMC”), FMC was merged with and into Lost Pines, with Lost Pines surviving the merger. As a result of the merger, Lost Pines became a wholly owned subsidiary of Franklin and each holder of shares of common stock, par value $5.00 per share, of Lost Pines became entitled to receive $46.00 in cash for each such share held immediately prior to the completion of the merger. The aggregate purchase price was approximately $6.9 million in cash and was funded through the use of the proceeds received by Franklin in its initial public offering of common stock, which was completed on December 23, 2003.

     Immediately following the merger (i) Lost Pines National Bank, a national bank subsidiary of Lost Pines, was merged with and into Franklin Bank, S.S.B., a Texas state savings bank subsidiary of Franklin, with Franklin Bank, S.S.B. surviving the merger, and (ii) Lost Pines was dissolved and its remaining assets were distributed to Franklin.

     On March 2, 2004, Franklin issued the press release attached as Exhibit 99.1 to this Form 8-K, regarding the transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

☐	The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press Release of Franklin dated March 2, 2004.

* * *

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN BANK CORP.
By:	/s/ Anthony J. Nocella
	Name:	Anthony J. Nocella
	Title:	President and Chief Executive Officer

Date: March 2, 2004

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Franklin dated March 2, 2004.